SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 1, 2006
(Date of Earliest Event Reported)

INTERNATIONAL AMERICAN TECHNOLOGIES INC.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	0-509123	88-0225318
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 1, 2006, the Registrant's board of directors appointed Carl L. Hammonds to the board of directors. The newly constituted board of directors appointed Mr. Hammonds to serve as the Registrant's president and Mr. Woerz as the Registrants chief executive officer and chief financial officer.

Gary D. Woerz, CEO, CFO and a director of the Registrant is also the CFO of American International Industries, Inc since October 23, 2003. From 2000 to 2002, Mr. Woerz served as chief financial officer of Phymetrics, Inc., which was a subsidiary of High Voltage Engineering. Phymetrics was a multi-divisional manufacturing and laboratory service company. From 1998 to 2000, Mr. Woerz served as chief financial officer of Virtual Founders LLC, San Jose, CA, whose business involved investment banking and management consulting services to development stage high technology companies.

Carl L. Hammonds, President and Director, served as officer and direcor of Hammonds Technical Services and has been a principal shareholder of Hammonds since it was founded in 1982.

These securities were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International American Technologies, Inc.
By: /s/ Gary D. Woerz, CEO, CFO and Director

Date: September 28, 2006